EXHIBIT 99.1

Contacts:

Thad Trent

EVP Finance & Administration and CFO

(408) 943-2925

Joseph L. McCarthy

Director, Corporate Communications

(408) 943-2902

For Immediate Release

Cypress Reports Fourth Quarter and Year-End 2015 Results

SAN JOSE, Calif., January 28, 2016—Cypress Semiconductor Corp. (NASDAQ: CY) today announced its fourth-quarter and fiscal year 2015 results, which included the remarks below from its president and CEO, T.J. Rodgers. Highlights for the quarter included (financial highlights are based on non-GAAP results, unless otherwise noted):

•	Revenue of $456.4 million and earnings per share of $0.13 met guidance
•	$137.7 million in realized annualized synergies, remaining ahead of plan
•	A $56.5 million common stock repurchase, part of a $450 million repurchase program
•	Paid dividend of $36.9 million ($0.11 per share, equivalent to 4.5% annualized yield as of December 31, 2015)

Fellow shareholders:

Our revenue and earnings for the quarter are given below, compared with those of the prior quarter:

(In thousands, except per-share data)

	NON-GAAP		GAAP
	Q4 2015	Q3 2015	Q4 2015	Q3 2015
Revenue	$456,378	$470,060	$450,128	$463,810
Gross margin	39.8%	41.2%	32.1%	34.6%
Pretax margin	10.6%	13.2%	-13.8%	6.9%
Net income (loss)	$45,528	$60,040	$(77,259)	$30,312
Diluted EPS (loss)	$0.13	$0.17	$(0.23)	$0.08

Our revenue and earnings for the fiscal year are given below, compared with those of the prior year:

	NON-GAAP		GAAP
	FY 2015 [1]	FY 2014	FY 2015 [1]	FY 2014
Revenue	$1,626,603	$725,497	$1,607,853	$725,497
Gross margin	35.3%	52.6%	24.9%	50.1%
Pretax margin	4.8%	12.6%	-23.0%	2.1%
Net income (loss)	$70,532	$87,291	$(383,796)	$17,936
Diluted EPS (loss)	$0.21	$0.52	$(1.27)	$0.11
1. 2015 includes results of the merger with Spansion as of March 12, 2015.

Fourth-quarter revenue declined 2.9% sequentially in a seasonally soft semiconductor market. This performance was in line with the high end of our guidance. We remained ahead of our three-year merger synergy plan of $160 million in cost synergies, achieving $137.7 million in annualized synergies as of the end of the first year. Gross margin dropped to 39.8% due primarily to our lean inventory initiative, under which we are running our wafer fabs at a rate lower than actual demand capacity to burn off excess inventory.

Cypress remains committed to the task of building on our position as a leading provider of high-performance embedded solutions for the automotive and industrial markets and other promising markets such as Home Appliances and the Internet of Things (IoT). Our revenue in automotive and industrial continues to grow: Revenue from these segments increased to 55% of our total revenues in the fourth quarter, up from 52% in the fourth quarter of 2014. We continue to be a source of technology leadership in these markets. For example, our IoT wireless beacon solution, which is discussed in the new-product section below, was named one of the 10 best technologies at the CES tradeshow earlier this month.

We remain committed to the return of capital to our shareholders through quarterly dividends and stock repurchases. The return of capital this quarter was $93.4 million, with a dividend payout of $36.9 million and a $56.5 million buyback.

.

BUSINESS REVIEW

+ Our non-GAAP consolidated gross margin for the fourth quarter was 39.8%, consistent with the lower fab utilization inherent in our lean inventory initiative, which will run through the third quarter of 2016. In addition, excluding our Emerging Technologies Division (ETD), our core semiconductor gross margin was 40.3%. Fab utilization was roughly 60% in the fourth quarter. It will drop to approximately 50% in the first quarter of 2016, reducing gross margin.

+ Net inventory at the end of the fourth quarter was $243.6 million, down 12.7% from the third quarter and down 37.4% from the first quarter. This steep inventory reduction is the intended benefit of our lean inventory initiative.

+ Cypress announced that its Board of Directors approved a quarterly cash dividend of $0.11 per share, payable to holders of record of the company’s common stock as of the close of business on December 31, 2015. This dividend was paid on January 21, 2016.

FIRST QUARTER 2016 FINANCIAL OUTLOOK

For the first quarter of 2016, Cypress estimates non-GAAP financial results as follows: net sales in the range of $410 million to $440 million, gross margin of 36%, and diluted EPS in the range of $0.04 to $0.08. 1

1.

These estimates exclude amortization of intangibles of approximately $36 million, equity compensation expense of approximately $27 million, and restructuring charges, depreciation or amortization related to accounting for the Spansion merger of approximately $28 million.

NET SALES SUMMARY

(In thousands, except percentages)

(Unaudited)

	THREE MONTHS ENDED
	January 3,	September 27,	Sequential
Business Unit	2016	2015	Change
PSD[1]	$157,763	$178,503	(12)%
MPD[1,3]	$259,402	$260,897	(1)%
DCD[1]	$17,522	$17,617	(1)%
ETD [2]	$21,691	$13,043	66%
Total	$456,378	$470,060	(3)%
Geographic
China and ROW	41%	39%	5%
Americas	16%	14%	14%
Europe	14%	14%	0%
Japan	29%	33%	(12)%
Total	100%	100%	0%
Channel
Distribution	67%	71%	(6)%
Direct	33%	29%	14%
Total	100%	100%	0%

1.	PSD, Programmable Systems Division; DCD, Data Communications Division; MPD, Memory Products Division.
2.

ETD, Emerging Technologies Division includes businesses outside our core semiconductor businesses named in Footnote 1. ETD includes subsidiaries AgigA Tech Inc., Deca Technologies Inc., and our foundry business unit.

3.

Our net sales for the third and fourth quarters of 2015 and our estimates for the first quarter of 2016 include $6.25 million of legacy Spansion non-GAAP licensing revenue in MPD, APAC region and direct channel.

	TWELVE MONTHS ENDED
	January 3,	December 28,	Sequential
Business Unit	2016 [1]	2014	Change
PSD[2]	$613,884	$283,206	117%
MPD[2,4]	$890,390	$347,903	156%
DCD[2]	$72,791	$70,378	3%
ETD [3]	$49,538	$24,010	106%
Total	$1,626,603	$725,497	124%
Geographic
China and ROW	41%	61%	(33)%
Americas	15%	16%	(6)%
Europe	14%	14%	0%
Japan	30%	9%	233%
Total	100%	100%	0%
Channel
Distribution	70%	69%	1%
Direct	30%	31%	(3)%
Total	100%	100%	0%

1.	2015 includes results of the merger with Spansion as of March 12, 2015.
2.	PSD, Programmable Systems Division; DCD, Data Communications Division; MPD, Memory Products Division.
3.

ETD, Emerging Technologies Division includes businesses outside our core semiconductor businesses named in Footnote 1. ETD includes subsidiaries AgigA Tech Inc., Deca Technologies Inc., and our foundry business unit.

4.

Our net sales for twelve months ended 2015 and our estimates for the first quarter of 2016 include $18.75 million and $6.25 million, of legacy Spansion non-GAAP licensing revenue in MPD, APAC region and direct channel, respectively.

FOURTH QUARTER 2015 HIGHLIGHTS

Cypress introduced 12 new products during the quarter, mostly in its targeted automotive and industrial markets:

+ The first Traveo™ automotive microcontrollers in an advanced 40-nm process, expanding Cypress’s market-share-leading portfolio of MCUs for automotive instrument cluster systems.

+ The industry’s most compact, highly integrated automotive power management ICs (PMICs), which regulate the power supply from a car battery, safely managing extreme voltage fluctuations in Advanced Driver Assistance Systems (ADAS), body-control modules and instrument cluster systems.

+ An automotive LED driver that is unique in its ability to drive a single LED at a high 2.1-MHz switching frequency in headlights and other front-lighting systems. High switching frequency reduces component size, enabling the industry’s smallest LED headlight driving solutions.

+ A transceiver for the Clock Extension Peripheral Interface (CXPI), a new standard backed by Toyota that is designed to succeed the ubiquitous Local Interconnect Network (LIN) protocol for internal automotive communications. Cypress is the only supplier to provide a complete CXPI solution, offering a transceiver and automotive CXPI-enabled MCUs.

+ Two new NOR Flash memories with Quad Serial Peripheral Interfaces. Cypress’s Quad SPI memories are used wherever a lot of data is required to boot up embedded automotive systems such as ADAS, instrument cluster and infotainment systems. The new 1.8-V, 64Mb FS-S NOR Flash device features the industry’s highest read bandwidth and fastest program time.

+ A high-performance FM4 (Flexible Microcontroller) based on the 200-MHz ARM® Cortex®-M4 core, targeting motor control, home appliance applications and solutions for Industry 4.0 smart factories.

+ Two new FM0+ energy-efficient MCUs based on the ARM Cortex-M0+ core. The MCUs provide the market’s best combination of power consumption, performance and peripheral integration for wearables and other Internet of Things (IoT) applications.

+ The PSoC® 4 L-Series programmable system-on-chip, the industry’s most flexible single-chip 32-bit ARM-Cortex-M0-based solution. This new PSoC adds a USB controller to the PSoC 4 architecture for robust digital audio, and it features Cypress’s industry-leading CapSense® capacitive sensing technology. The solution addresses a range of industrial and consumer applications.

+ The newest PSoC-based Bluetooth® Low Energy devices, the industry’s first to be qualified for the latest Bluetooth 4.2 security, privacy and data throughput standards.

+ The PSoC-based USB EZ-PD™ CCG4 controller to support the new Type-C USB standard in desktops and notebooks.

+ VentureBeat, a technology publication, named Cypress’s PSoC-based BLE solution for IoT beacons one of the 10 best technologies at the Consumer Electronics Show (CES). The solution is based on Cypress’s EZ-BLE™ PRoC™ Bluetooth Smart module and its Energy-Harvesting PMIC, which eliminate the need for batteries—instead using heat, vibration or light for power. Wireless beacons can be used to send information to smartphones over short ranges, for example, communicating product markdowns to shoppers in a department store every second.

+ Cypress also showcased three new BLE modules with a Bluetooth Smart Mesh demo at CES. Mesh networking, which is critical to many emerging IoT applications, extends Bluetooth’s limited transmission range, enabling transmissions to hop to their destinations on intermediate nodes. For example, a BLE-based on-off switch signal might hop over several BLE-enabled lights before turning on a burglar alarm.

+ Canadian-based Hexoskin selected Cypress’s EZ-BLE PRoC module for use in its “smart shirts,” which collect and transmit vital statistics such as heart and respiratory rates to a user’s smart device, where they can be analyzed and tracked over time. The low-power PRoC module enabled Hexoskin to more than double the battery life of its first-generation shirts.

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ABOUT CYPRESS

Cypress (NASDAQ: CY) delivers high-performance, high-quality solutions at the heart of today’s most advanced embedded systems, from automotive, industrial and networking platforms to highly interactive consumer and mobile devices. With a broad, differentiated product portfolio that includes NOR flash memories, F-RAM™ and SRAM, Traveo™ microcontrollers, the industry’s only PSoC® programmable system-on-chip solutions, analog and PMIC Power Management ICs, CapSense® capacitive touch-sensing controllers, and Wireless BLE Bluetooth Low-Energy and USB connectivity solutions, Cypress is committed to providing its customers worldwide with consistent innovation, best-in-class support and exceptional system value. To learn more, go to www.cypress.com.

FORWARD-LOOKING STATEMENTS

Statements herein that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. We may use words such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “future,” “continue” or other wording indicating future results or expectations to identify such forward-looking statements that include, but are not limited to, statements related to our estimated non-GAAP revenue, non-GAAP gross margin and non-GAAP EPS in our financial outlook; the expected synergies related to our integration with Spansion Inc. (“Spansion”); our ability to execute on planned synergies related to our integration with Spansion; the semiconductor market; the expected benefits of our lean inventory initiative; the continued growth of our products in the automotive and industrial markets; our ability to penetrate the Home Appliance and Internet of Things markets; our expectations regarding our revenue growth and earnings leverage;  and our expectations regarding the demand for our products and how our products are expected to perform. Such statements reflect our current expectations, which are based on information and data available to our management as of the date of this release. Our actual results may differ materially due to a variety of uncertainties and risk factors, including, but not limited to, the risk that that future revenues, margins and earnings may not be achieved as expected; the state of and future of the global economy, business conditions and growth trends in the semiconductor market; our ability to continue to realize synergies from our integration with Spansion; our ability to attract and retain key personnel; whether our products perform as expected; whether the demand for our products in the automotive and industrial markets is fully realized; our ability to manage our business to have strong earnings and significant revenue growth and reduce operating expenses; our cash flows from operations; our ability to effectively implement third party wafer processes; the strength or softness of the markets we serve; our ability to maintain and improve our gross margins and realize our bookings; the seasonality of the markets we serve; the financial performance of our subsidiaries and Emerging Technologies Division; and other risks described in "Risk Factors" in our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. We assume no responsibility to update any such forward-looking statements.

Cypress, the Cypress logo, Spansion, the Spansion logo, and combinations thereof, PSoC and CapSense are registered trademarks and EZ-PD, EZ-BLE, PRoC, F-RAM and Traveo are trademarks of Cypress Semiconductor Corp. All other trademarks or registered trademarks are the property of their respective owners.

CYPRESS SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	January 3,	December 28,
	2016	2014
ASSETS
Cash, cash equivalents and short-term investments	$227,561	$118,812
Accounts receivable, net	292,736	75,984
Inventories, net (a)	243,595	88,227
Property, plant and equipment, net	425,003	237,763
Goodwill and other intangible assets, net	2,528,077	99,615
Other assets	281,597	122,880
Total assets	$3,998,569	$743,281
LIABILITIES AND EQUITY
Accounts payable	$137,690	$42,678
Deferred margin and allowances on sales to distributors	73,370	95,187
Income tax liabilities	59,932	21,494
Other liabilities	336,232	144,950
Revolving credit facility and long-term debt	678,659	237,107
Total liabilities	1,285,883	541,416
Total Cypress stockholders' equity	2,720,849	207,757
Noncontrolling interest	(8,163)	(5,892)
Total equity	2,712,686	201,865
Total liabilities and equity	$3,998,569	$743,281
(a) Inventories include $4.3 million and $2.0 million of capitalized inventories related to stock-based compensation expense, 'as of January 3, 2016 'and December 28, 2014, respectively.

CYPRESS SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

ON A GAAP BASIS

(In thousands, except per-share data)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	January 3,	September 27,	December 28,	January 3,	December 28,
	2016	2015	2014	2016	2014
Revenues	$450,128	$463,810	$184,097	$1,607,853	$725,497
Cost of revenues	305,819	303,434	90,395	1,206,789	361,820
Gross margin	144,309	160,376	93,702	401,064	363,677
Operating expenses:
Research and development	$75,195	$75,960	$39,677	$282,904	$164,560
Selling, general and administrative	86,112	74,627	37,746	297,721	163,488
Acquisition costs and amortization of acquisition-related intangibles	37,710	32,359	8,558	138,661	13,936
Gain on divestiture of TrueTouch business	-	(66,472)	-	(66,472)	-
Restructuring charges (benefit)	1,406	2,924	72	90,084	(1,180)
Total operating expenses, net	200,423	119,398	86,053	742,898	340,804
Operating income (loss)	$(56,114)	$40,978	$7,649	$(341,834)	$22,873
Interest and other income (loss), net	(5,886)	(8,884)	(2,759)	(27,273)	(7,528)
Income (loss) before income taxes	(62,000)	32,094	4,890	(369,107)	15,345
Income tax provision (benefit)	15,726	2,303	1,814	16,960	(1,173)
Income (loss), net of taxes	(77,726)	29,791	3,076	(386,067)	16,518
Adjust for net loss attributable to noncontrolling interest	467	521	426	2,271	1,418
Net Income (loss) attributable to Cypress	$(77,259)	$30,312	$3,502	$(383,796)	$17,936
Net Income (loss) per share attributable to Cypress:
Basic	$(0.23)	$0.09	$0.02	$(1.27)	$0.11
Diluted	$(0.23)	$0.08	$0.02	$(1.27)	$0.11
Cash dividend declared per share	$0.11	$0.11	$0.11	$0.44	$0.44
Shares used in net income (loss) per share calculation:
Basic	334,447	335,299	161,864	302,036	159,031
Diluted	334,447	357,657	169,148	302,036	169,122

CYPRESS SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (a)

(In thousands, except per-share data)

(Unaudited)

	Three Months Ended
	January 3,	% of	September 27,	% of	December 28,	% of
	2016	Revenue	2015	Revenue	2014	Revenue
GAAP Revenues	$450,128		$463,810		$184,097
Revenue from intellectual property license (b)	6,250		6,250		—
Non-GAAP Revenues	$456,378		$470,060		$184,097
GAAP gross margin	$144,309	32.1%	$160,376	34.6%	$93,702	50.9%
Stock-based compensation expense	4,460	1.0%	4,357	0.9%	2,759	1.5%
Changes in value of deferred compensation plan	53	0.0%	(326)	-0.1%	(44)	—%
Ramtron acquisition related expense	—	(—)%	—	0.0%	22	—%
Impairment of assets, restructuring and other charges	—	(—)%	(372)	-0.1%	—	0.0%
Effect of Non-GAAP revenue from intellectual property license	6,250	0.9%	6,250	0.8%	—	0.0%
Spansion merger costs and related amortization	26,361	5.9%	23,164	5.0%	—	0.0%
Non-GAAP gross margin	$181,433	39.8%	$193,449	41.2%	$96,439	52.4%
GAAP research and development expenses	$75,195		$75,960		$39,677
Stock-based compensation expense	(7,782)		(7,346)		(2,553)
Changes in value of deferred compensation plan	(103)		1,105		128
Impairment of assets, restructuring and other charges	(87)		(81)		(252)
Spansion merger costs and related amortization	(893)		(831)		—
Non-GAAP research and development expenses	$66,330		$68,807		$37,000
GAAP selling, general and administrative expenses	$86,112		$74,627		$46,376
Stock-based compensation expense	(14,796)		(13,253)		(1,436)
Changes in value of deferred compensation plan	(313)		1,959		229
Ramtron acquisition related expense	—		—		(8,602)
Impairment of assets, restructuring and other charges	—		—		(72)
Legal and other	(102)		(443)		(1,330)
Spansion merger costs and related amortization	(7,701)		(2,376)		—
Non-GAAP selling, general and administrative expenses	$63,200		$60,514		$35,165
GAAP operating income (loss)	$(56,114)		$40,978		$7,649
Stock-based compensation expense	27,038		24,956		6,748
Gain from divestiture transaction	—		(66,472)
Ramtron acquisition-related expense	1,305		1,305		8,622
Changes in value of deferred compensation plan	468		(3,389)		(402)
Impairment of assets, restructuring and other charges	—		—		328
Legal and other	188		150		—
Effect of Non-GAAP revenue from intellectual property license	6,250		6,250		—
Spansion merger costs and related amortization	72,766		60,350		—
Non-GAAP operating income (loss)	$51,901		$64,128		$22,945
GAAP pretax profit (loss)	$(62,000)	-13.8%	$32,094	6.9%	$4,890	2.7%
Stock-based compensation expense	27,038	6.0%	24,956	5.4%	6,748	3.7%
Gain from divestiture transaction	—	(—)%	(66,472)	-14.3%		(—)%
Ramtron acquisition-related expense	1,305	0.3%	1,305	0.3%	8,622	4.7%
Changes in value of deferred compensation plan	(317)	-0.1%	(50)	0.0%	(1,048)	(0.6)%
Impairment of assets, restructuring and other charges	—	0.0%	—	0.0%	327	0.2%
Legal and other	188	0.0%	151	0.0%	1,330	0.7%
Effect of Non-GAAP revenue from intellectual property license	5,791	1.2%	6,250	1.2%	—	(—)%
Investment related losses (gains)	291	0.1%	2,709	0.6%	1,495	0.8%
Tax-related, interest income, interest expense and other expenses	741	0.2%	(1,157)	-0.2%	(618)	(0.3)%

Losses from equity method investment	2,330	0.5%	1,800	0.4%	1,403	0.8%
Spansion merger costs and related amortization	72,766	16.2%	60,350	13.0%	—	(—)%
Non-GAAP pretax profit (loss)	$48,133	10.6%	$61,936	13.2%	$23,149	12.6%
GAAP net income (loss) attributable to Cypress	$(77,259)		$30,312		$3,502
Stock-based compensation expense	27,038		24,956		6,748
Gain from divestiture transaction	—		(66,472)		—
Ramtron acquisition-related expense	1,305		1,305		8,622
Changes in value of deferred compensation plan	(317)		(50)		(1,048)
Impairment of assets, restructuring and other charges	—		—		327
Legal and other	188		151		1,330
Effect of Non-GAAP revenue from intellectual property license	5,791		6,250		—
Investment related losses (gains)	291		2,709		1,495
Tax-related, interest income, interest expense and other expenses	13,395		(1,271)		(324)
Losses from equity method investment	2,330		1,800		1,403
Spansion merger costs and related amortization	72,766		60,350		—
Non-GAAP net income attributable to Cypress	$45,528		$60,040		$22,055
GAAP net income (loss) per share attributable to Cypress - diluted	$(0.23)		$0.08		$0.02
Stock-based compensation expense	0.08		0.07		0.04
Gain from divestiture transaction	—		(0.18)		—
Ramtron acquisition-related expense	—		—		0.05
Changes in value of deferred compensation plan	—		—		(0.01)
Impairment of assets, restructuring and other charges	—		—		—
Effect of Non-GAAP revenue from intellectual property license	0.02		0.02		—
Investment related losses (gains)	—		0.01		0.01
Tax-related, interest income, interest expense and other expenses	0.04		—		—
Losses from equity method investment	0.01		0.01		0.01
Legal and other	—		—		0.01
Spansion merger costs and related amortization	0.21		0.17		—
Non-GAAP net income per share attributable to Cypress - diluted	$0.13		$0.17		$0.13

	Twelve Months Ended
	January 3,	% of	December 28,	% of
	2016	Revenue	2014	Revenue
GAAP Revenues	$1,607,853		$725,497
Revenue from intellectual property license (b)	18,750		—
Non-GAAP Revenues	$1,626,603		$725,497
GAAP gross margin	$401,064	24.9%	$363,677	50.1%
Stock-based compensation expense	16,838	1.0%	13,209	1.8%
Changes in value of deferred compensation plan	(37)	0.0%	427	0.1%
Ramtron acquisition related expense		0.0%	(86)	0.0%
Impairment of assets, restructuring and other charges	73	0.0%	4,489	0.6%
Effect of Non-GAAP revenue from intellectual property license	18,750	0.8%	—	0.0%
Spansion merger costs and related amortization	136,830	8.5%	—	0.0%
Non-GAAP gross margin	$573,518	35.3%	$381,716	52.6%
GAAP research and development expenses	$282,904		$164,560
Stock-based compensation expense	(27,885)		(16,187)
Changes in value of deferred compensation plan	232		(793)
Impairment of assets, restructuring and other charges	(326)		(482)
Spansion merger costs and related amortization	(2,681)		—
Non-GAAP research and development expenses	$252,244		$147,098
GAAP selling, general and administrative expenses	$297,721		$176,244
Stock-based compensation expense	(53,735)		(20,774)
Changes in value of deferred compensation plan	260		(1,855)
Ramtron acquisition related expense			(14,330)
Impairment of assets, restructuring and other charges	(36)		(97)
Legal and other	(1,198)		(1,330)
Spansion merger costs and related amortization	(11,814)		—
Non-GAAP selling, general and administrative expenses	$231,198		$137,858
GAAP operating income (loss)	$(341,834)		$22,873
Stock-based compensation expense	98,458		50,170
Gain from divestiture transaction	(66,472)		—
Ramtron acquisition-related expense	5,220		14,244
Changes in value of deferred compensation plan	(531)		3,075
Impairment of assets, restructuring and other charges	182		5,067
Legal and other	1,450		1,330
Effect of Non-GAAP revenue from intellectual property license	18,750		—
Spansion merger costs and related amortization	374,852		—
Non-GAAP operating income (loss)	$90,075		$96,759
GAAP pretax profit (loss)	$(369,107)	(23.0)%	$15,345	2.1%
Stock-based compensation expense	98,458	6.1%	50,170	6.9%
Gain from divestiture transaction	(66,472)	(4.1)%		0.0%
Ramtron acquisition-related expense	5,220	0.3%	14,244	2.0%
Changes in value of deferred compensation plan	820	0.1%	61	0.0%
Impairment of assets, restructuring and other charges	455	0.0%	3,737	0.5%
Legal and other	1,452	0.1%	1,330	0.2%
Effect of Non-GAAP revenue from intellectual property license	18,291	1.1%		0.0%
Investment related losses (gains)	4,058	0.3%	1,495	0.2%
Tax-related, interest income, interest expense and other expenses	3,039	0.2%	(263)	0.0%
Losses from equity method investment	7,148	0.3%	5,068	0.7%
Spansion merger costs and related amortization	374,852	23.3%	—	0.0%
Non-GAAP pretax profit (loss)	$78,214	4.8%	$91,187	12.6%
GAAP net income (loss) attributable to Cypress	$(383,796)		$17,936
Stock-based compensation expense	98,458		50,170
Gain from divestiture transaction	(66,472)		-
Ramtron acquisition-related expense	5,220		14,244
Changes in value of deferred compensation plan	821		61
Impairment of assets, restructuring and other charges	455		3,737

Legal and other	1,451	1,330
Effect of Non-GAAP revenue from intellectual property license	18,291	-
Investment related losses (gains)	4,058	1,495
Tax-related, interest income, interest expense and other expenses	10,046	(6,750)
Losses from equity method investment	7,148	5,068
Spansion merger costs and related amortization	374,852	—
Non-GAAP net income attributable to Cypress	$70,532	$87,291
GAAP net income (loss) per share attributable to Cypress - diluted	$(1.27)	$0.11
Stock-based compensation expense	0.33	0.30
Gain from divestiture transaction	(0.22)	—
Ramtron acquisition-related expense	0.02	0.08
Changes in value of deferred compensation plan	—	—
Impairment of assets, restructuring and other charges	—	0.02
Effect of Non-GAAP revenue from intellectual property license	0.06	—
Investment related losses (gains)	0.01	0.01
Tax-related, interest income, interest expense and other expenses	0.02	(0.04)
Losses from equity method investment	0.02	0.03
Legal and other	—	0.01
Spansion merger costs and related amortization	1.24	—
Non-GAAP net income per share attributable to Cypress - diluted	$0.21	$0.52

(a) Refer to the accompanying “Notes to Non-GAAP Financial Measures” for a detailed discussion of management’s use of non-GAAP financial measures.

(b) Non-GAAP revenue for the three and twelve months ended January 3, 2016 includes $6.25 million and $18.75 million of Samsung intellectual property licensing revenue, not included in GAAP revenue as a result of the effect of purchase accounting for the Spansion merger.

CYPRESS SEMICONDUCTOR CORPORATION

SUPPLEMENTAL FINANCIAL DATA

(In thousands)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	January 3,	September 27,	December 28,	January 3,	December 28,
	2016	2015	2014	2016	2014
Selected Cash Flow Data (Preliminary):
Net cash provided by (used in) operating activities	$42,094	$19,724	$25,514	$8,801	$103,336
Net cash provided by (used in) investing activities	$(24,351)	$80,574	$(13,736)	$(79,088)	$(42,156)
Net cash provided by (used in) financing activities	$15,188	$(30,679)	$(13,126)	$193,240	$(43,453)
Other Supplemental Data (Preliminary):
Capital expenditures	$9,227	$12,748	$3,769	$47,206	$20,947
Depreciation	$39,443	$36,665	$10,013	$126,496	$39,724
Payment of dividend	$36,914	$36,748	$17,728	$127,995	$69,248
Dividend paid per share	$0.11	$0.11	$0.11	$0.11	$0.11
Dividend yield per share (a)	4.5%	5.1%	3.0%	4.5%	3.0%

(a) Dividend yield per share is calculated based on annualized dividend paid per share divided by the common stock share price at the end of the period.

CYPRESS SEMICONDUCTOR CORPORATION

CONSOLIDATED DILUTED EPS CALCULATION

(In thousands, except per-share data)

(Unaudited)

	Three Months Ended						Twelve Months Ended
	January 3,		September 27,		December 28,		January 3,		December 28,
	2016		2015		2014		2016		2014
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Net income (loss) attributable to Cypress	$(77,259)	$45,528	$30,312	$60,040	$3,502	$22,055	$(383,796)	$70,532	$17,936	$87,291
Weighted-average common shares outstanding basic	334,447	334,447	335,299	335,299	161,864	161,864	302,036	302,036	159,031	159,031
Effect of dilutive securities:
Stock options, unvested restricted stock and other	—	15,363	9,161	14,549	7,284	8,892	—	21,223	10,091	9,331
Impact of convertible bond	—	12,419	13,197	13,197	—	—	—	12,419	—	—
Weighted-average common shares outstanding for diluted computation	334,447	362,229	357,657	363,045	169,148	170,756	302,036	335,678	169,122	168,362
Net income (loss) per share attributable to Cypress - basic	$(0.23)	$0.14	$0.09	$0.18	$0.02	$0.14	$(1.27)	$0.23	$0.11	$0.55
Net income (loss) per share attributable to Cypress - diluted	$(0.23)	$0.13	$0.08	$0.17	$0.02	$0.13	$(1.27)	$0.21	$0.11	$0.52

	Three Months Ended			Twelve Months Ended
	January 3,	September 27,	December 28,	January 3,	December 28,
	2016	2015	2014	2016	2014
Average stock price for the period ended	$9.87	$10.64	$10.77	$12.10	$10.18
Common stock outstanding at period end (in thousands)	332,276	335,590	163,103	332,276	163,013

NOTES TO NON-GAAP FINANCIAL MEASURES

To supplement its consolidated financial results presented in accordance with GAAP, Cypress uses the following non-GAAP financial measures which are adjusted from the most directly comparable GAAP financial measures:

•	Revenue
•	Gross margin
•	Research and development expenses
•	Selling, general and administrative expenses
•	Operating income (loss)
•	Net income (loss)
•	Diluted net income (loss) per share

The non-GAAP measures set forth above exclude charges related to our merger with Spansion, stock-based compensation, and other adjustments.  Non-GAAP revenue includes the effect of revenue from an intellectual property license agreement.  Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of Cypress’s operations that, when viewed in conjunction with Cypress’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting Cypress’s business and operations.  Management uses these non-GAAP measures for strategic and business decision-making, internal budgeting, forecasting and resource allocation processes. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to Cypress’s historical operating results and comparisons to competitors’ operating results.  Pursuant to the requirements of Regulation G and to make clear to our investors the adjustments we make to GAAP measures, we have provided a reconciliation of the non-GAAP measures to the most directly comparable GAAP financial measures.